OPPENHEIMER MONEY MARKET FUND, INC.

                                   BY-LAWS
                   AMENDED AND RESTATED AS OF JUNE 4, 1998

                                  ARTICLE I

                                 STOCKHOLDERS

      SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of New York or at such other place within the United States as may be fixed by the Board of Directors.

      SECTION 2. Meetings. Meetings of stockholders shall be held at a time designated by the Board of Directors on such date as may be fixed by the Board of Directors at which time the stockholders shall act on such matters as are submitted to a vote of stockholders, and may transact any other business within the powers of the Corporation. Any business of the Corporation may be transacted at such meeting without being specifically designated in the notice, except such business as is specifically required by statutes to be stated in the notice.

      "Notwithstanding the foregoing provisions of this Section 2, a meeting of stockholders shall be held when the Investment Company Act of 1940, as amended, requires one or more of the following matters be acted on by stockholders:

            1)   Election of Directors;

            2)   Approval of an investment advisory agreement;

            3)   Ratification   of  the   selection  of   independent   public
               accountants; or

            4)   Approval of a distribution agreement.

      Also, notwithstanding the provisions of this Section 2, a meeting of the stockholders shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. Meetings requested by stockholders need not be called unless (i) required by law; and (ii) all conditions to the calling of such meeting required by law have been met.

      SECTION 3. Notices of Meetings of Stockholders. Not less than then days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

      No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      SECTION 4. Record Dates. The Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding any dividend payment or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be. (Amended 8/6/87)

      SECTION 5. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders; provided however, if any action to be taken by the stockholders at a meeting requires an affirmative vote of a majority of the shares outstanding and entitled to vote, then in such event the presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote at such a meeting shall constitute a quorum for all purposes. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. This Section 5 may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. (Amended 8/6/87)

      SECTION 6. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares shall have proportionate voting rights as provided in Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

      All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

      At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

      The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the stock entitled to vote on such election or matter.

      SECTION 7. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, if any, by the President, or if he shall not be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary. (Amended 5/26/82)

      SECTION 8. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 6, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                             BOARD OF DIRECTORS.

      SECTION 1. Number and Tenure of Office. The number of directors of the Corporation shall be eight. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles of Incorporation or these By-Laws may be increased or decreased from time to time not exceeding 11 nor less than 3, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. Directors shall hold office until a meeting of stockholders is called for the purpose of voting on the election of Directors, or until their successors are elected and qualified. Directors need not be stockholders in the Corporation. (Amended 8/6/87)

      SECTION 2. Vacancies and Retirement. Subject to the provisions of the Investment Company Act of 1940, in case of any vacancy in the Board of Directors through death, resignation, or other cause, a majority of the remaining Directors, although such majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next meeting of the stockholders of the Corporation called for the purpose of electing Directors or until his successor is duly elected and qualifies. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next meeting of stockholders called for the purpose of electing directors and until his successor is elected and qualified. Notwithstanding the foregoing, no vacancies occurring in the Board of Directors may be filled by vote of the remaining members of the Board if immediately after filling any such vacancy less than two thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation at any meeting. (Amended 8/6/87)

      Any Director may resign or retire as Director by written instrument signed by him and delivered to the other Directors or to any officer of the Corporation, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Corporation. Notwithstanding the foregoing, any and all Directors shall be subject to the provisions with respect to mandatory retirement set forth in the Corporation's Retirement Plan for Non-Interested Directors adopted by the Corporation, as the same may be amended from time to time.

      SECTION 3. Election by Shareholders. In the event that at any time less than a majority of the directors of the Corporation holding office at that time were so elected by the holders of the outstanding voting securities, the Board of Directors of the Corporation shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless such period is extended by approval or no action letter of the Securities and Exchange Commission. This Section 3 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. (Amended 8/6/87)

      SECTION 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 5. Regular Meetings. The first meeting of each newly-elected Board of Directors shall be held as soon as practicable after a meeting of stockholders where a Board of Directors is elected. The Board of Directors shall hold annual meetings. All meetings of the Board of Directors, including regular meetings, shall be held at such time and place and on such notice, if any, as the Directors may from time to time determine. (Amended 8/6/87)

      SECTION 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, if any, the President or a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before each such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting. (Amended 5/26/82)

      SECTION 7. Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these By-Laws or by any contract or agreement to which the Corporation is a party.

      SECTION 8. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by appointment from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law or by any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend by By-Laws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      SECTION 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

      SECTION 10. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

      SECTION 11. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be.

      SECTION 12. Unless and until the provisions of this Section shall be amended or repealed by an affirmative vote of a majority of the outstanding shares of the Corporation or shall terminate as hereinafter provided, no person shall be elected or qualified to serve as a Director of the Corporation who is an "interested person" of the investment adviser of the Corporation or any predecessor of such investment adviser within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "Act") as from time to time amended unless, notwithstanding the election or incumbency of such person, the composition of the Board of Directors of the Corporation shall be and continue to be in compliance with the standards set forth in Section 15(f)(1) of the Act as from time to time amended. Any Director who, during the period in which this Section of the By-Laws of the Corporation shall be in effect shall become such an interested person and no longer be qualified to serve as a Director of the Corporation shall automatically cease to be a Director of the Corporation and any vacancy created thereby shall be filled by a person selected by the remaining members of the Board who are not such interested persons. This provision of the By-Laws of the Corporation shall take effect at such time as British & Commonwealth Holdings PLC and/or any affiliate or subsidiary thereof shall directly or indirectly acquire a controlling interest in the outstanding voting securities of the investment adviser of the Corporation and shall thereafter continue in effect for a period of three (3) years, or three years from the consummation of the transaction by which Caledonia Investments PLC reduces its holdings to less than five percent of British & Commonwealth's outstanding voting securities, at which time it shall automatically terminate and cease to be in effect.

(Added 8/6/87)

                                 ARTICLE III

                                   OFFICERS

      SECTION 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors at its annual meeting. These shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer; they may also include a Chairman of the Board selected from among the directors. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers. (Amended 5/26/82)

      SECTION 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified, subject, however, to the provisions for removal contained in the Articles of Incorporation and the By-Laws. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

      SECTION 3. Powers and Duties. The Chairman of the Board, if elected, shall have general authority to establish and implement policies for the business and affairs of the Corporation subject to approval by the Board of Directors and shall, if elected and present, preside at all meetings of the Board of Directors and at all meetings of stockholders. The President shall be the chief executive officer and shall, in the absence of the Chairman of the Board, preside at all meetings of the respective officers, as well as such additional powers and duties as may from time to time conferred by the Board of Directors. (Amended 5/26/82)

                                  ARTICLE IV

                                CAPITAL STOCK

      SECTION 1. Certificates of Shares. Each stockholder shall be entitled to a stock certificate evidencing his interest in the Corporation in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary of an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

      SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

      SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the office of the Transfer Agent of the Corporation and shall during the usual business hours of every business day be open for the inspection of any person or persons who are and for at least six months have been stockholders of record of five per cent, in the aggregate, of the outstanding capital stock of the Corporation.

      SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the Transfer Agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE V

                                CORPORATE SEAL

      The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      Except as  provided  in  Section 5 of  Article I hereof,  in  Section 3 of
Article II hereof and in this Article VII, the By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders. After the initial issue of any shares of capital stock of the Corporation, this Article VII may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.